ATTORNEYS AT LAW

One Independent Drive, Suite 1300
Jacksonville, FL 32202-5017
P. O. Box 240
Jacksonville, FL 32201-0240
904.359.2000 TEL
904.359.8700 FAX
foley.com
February 4, 2013
CLIENT/MATTER NUMBER
045952-0199

22nd Century Group, Inc. 9530 Main Street Clarence, New York 14031

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to 22nd Century Group, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to up to 27,500,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) that may be sold from time to time by the selling stockholders named in the Registration Statement, which includes up to 8,333,332 shares of Common Stock issuable upon conversion of the shares of Series A-1 10% Convertible Preferred Stock, par value $0.00001 per share, of the Company (the “Series A Preferred Stock”), 2,500,000 shares of Common Stock issuable as dividends on shares of Series A Preferred Stock, and 16,666,668 shares of Common Stock issuable upon exercise of Series A, B and C Warrants (collectively, the “Warrants”) to the holders of the Warrants. This opinion is being furnished in connection with the requirements under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Common Stock.

As the Company’s counsel, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation, certificate of designation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Common Stock and Warrants, as provided to us by the Company, certificates of public officials and of representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

We render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Nevada. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that:

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

February 4, 2013

1.          With respect to the Common Stock to be issued upon conversion of the Series A Preferred Stock, when such Common Stock has been issued and delivered in accordance with the terms of the Series A Preferred Stock, such Common Stock will be validly issued, fully paid, and non-assessable.

2.          With respect to the Common Stock to be issued upon exercise of the Warrants, when (a) the Company has received the aggregate exercise prices for such Common Stock in accordance with the terms of the applicable Warrant, and (b) such Common Stock has been issued and delivered in accordance with the terms of the applicable Warrant, such shares of Common Stock will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Foley & Lardner LLP